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                                  EXHIBIT 99.1





Contact:          Shelly Rubin
                  Chief Financial Officer
                  LNR Property Corporation
                  (305) 695-5440




                 INITIAL PURCHASERS EXERCISE OPTION TO PURCHASE
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                         LNR PROPERTY CORPORATION NOTES
                         ------------------------------



MIAMI, MARCH 20, 2003 - LNR PROPERTY CORPORATION (NYSE:LNR) announced that the initial purchasers of $200 million principal amount of LNR's 5.5% Contingent Convertible Senior Subordinated Notes due 2023 issued earlier this month, have exercised an option to purchase an additional $35 million principal amount of the Notes. The original sale of the Notes and the exercise of the option bring the total outstanding Notes to $235 million principal amount.

         Neither the Notes nor the shares of LNR common stock issuable upon conversion have been registered under the Securities Act of 1933, as amended, nor may they be offered or sold in the United States absent registration or an applicable exemption from registration requirements. LNR has agreed to file a registration statement under the Securities Act relating to resales of Notes.




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